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                AMENDMENT NO. 1 TO AMENDED STOCK OPTION AGREEMENT

     This is Amendment No. 1 dated as of October 18, 1995 ("Amendment No. 1") to the Amended Stock Option Agreement dated as of October 4, 1995 (the "Amended Stock Option Agreement"), by and among B & L Acquisition Corporation (the "Purchaser"), BRW Steel Corporation ("Parent") and the Management Stockholders individually named on Schedule A thereto (each an "Option Stockholder" or collectively, the "Option Stockholders") of Bliss & Laughlin Industries Inc. (the "Company").

     WHEREAS, the Purchaser, Parent and the Company have entered into Amendment No. 1 dated as of October 18, 1995 to the Amended Agreement and Plan of Merger dated as of October 4, 1995 (the "Merger Agreement"), to, among other things, change the date by which certain events need to occur from January 15, 1996 to January 31, 1996, and in connection therewith the parties hereto have agreed to amend the Amended Stock Option Agreement to conform it to such changed date.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement and Amendment No. 1 thereto, the parties hereto, intending legally to be bound, do hereby agree as follows:

     1. Sections 2 and 14 of the Amended Stock Option Agreement are hereby amended by deleting "January 15, 1996" wherever it appears in those Sections and substituting "January 31, 1996" in lieu thereof.

     2. Except as amended by this Amendment No. 1, all the terms and provisions of the Amended Stock Option Agreement shall remain in full force and effect.

     3. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment No. 1 to the Amended Stock Option Agreement dated as of October 4, 1995 to be executed on its behalf by its duly authorized representative, all as of the day and year first above written.

BRW STEEL CORPORATION              B & L ACQUISITION CORPORATION


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STOCKHOLDER                        STOCKHOLDER


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